Exhibit 99.1

Avadel Pharmaceuticals Announces Pricing of $125.0 Million

4.50% Exchangeable Senior Notes due 2023

DUBLIN, Ireland – February 14, 2018 — Avadel Pharmaceuticals plc (Nasdaq: AVDL) (“Avadel” or “the Company”) today announced that its wholly-owned subsidiary, Avadel Finance Cayman Limited (the “Issuer”), priced its previously announced offering of $125,000,000 aggregate principal amount of 4.50% exchangeable senior notes due 2023 (the “Notes”) in a private placement (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Offering, the Issuer granted the initial purchasers of the Notes a 30-day option to purchase up to an additional $18,750,000 aggregate principal amount of the Notes. The sale of the Notes is expected to close on February 16, 2018, subject to customary closing conditions.

Avadel estimates that the net proceeds from this Offering will be approximately $119.6 million, or $137.7 million, if the initial purchasers exercise their option to purchase additional Notes in full, after deducting the initial purchasers’ discount and estimated offering expenses. Avadel currently expects to use the net proceeds of the Offering for working capital and general corporate purposes. Avadel also expects to use cash on-hand to purchase approximately $18 million of American Depositary Shares (“ADSs”), each of which represents one ordinary share of Avadel, through the purchase of ADSs concurrently with the pricing of the Offering in privately negotiated transactions effected with or through a representative of the initial purchasers or an affiliate of such representative. The Issuer agreed to purchase such ADSs at a purchase price per ADS equal to the $8.99 per ADS closing price on The Nasdaq Global Market on February 13, 2018.

The Notes will be general, unsecured obligations of the Issuer, and will be fully and unconditionally guaranteed by Avadel on a senior unsecured basis. Interest on the Notes will be payable semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on August 1, 2018. The Notes will mature on February 1, 2023, unless earlier exchanged, repurchased or redeemed in accordance with their terms. The Notes will be issued in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof.

Subject to certain conditions and during certain periods, the Notes will be exchangeable at the option of the holders at an initial exchange rate of 92.6956 ADSs per $1,000 principal amount of Notes, which is equivalent to an initial exchange price of approximately $10.79 per ADS. Such initial exchange price represents a premium of approximately 20% to the $8.99 per ADS closing price on The Nasdaq Global Market on February 13, 2018. Upon the exchange of any Notes, the Issuer will pay or cause to be delivered, as the case may be, cash, ADSs or a combination of cash and ADSs, at the Issuer’s election.

If the Issuer or Avadel undergoes a “fundamental change” (as defined in the indenture relating to the Notes), holders may require the Issuer to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date. The Issuer may redeem the Notes at its option, in whole but not in part, in connection with certain tax-related events, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. In addition, following certain corporate events that may occur prior to the maturity date or following the Issuer’s delivery of a notice of redemption, the Issuer will increase the conversion rate for a holder who elects to exchange its Notes in connection with such an event or redemption, as the case may be, in certain circumstances.

The Notes, Avadel’s guarantee thereof and the ADSs, if any, deliverable upon exchange thereof have not been and are not expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Leerink Partners LLC is acting as the lead book-running manager for the offering. SunTrust Robinson Humphrey, Inc. is acting as passive bookrunner. T.R. Winston & Company, LLC is acting as co-manager.

This press release is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, Avadel’s guarantee thereof or any ADSs deliverable upon exchange thereof, nor shall there be any sale of the Notes, Avadel’s guarantee thereof or any ADSs deliverable upon exchange thereof in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offers will be made only pursuant to Rule 144A under the Securities Act, including by means of a confidential offering memorandum.

About Avadel Pharmaceuticals plc:

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a branded specialty pharmaceutical company committed to providing solutions for overlooked and unmet medical needs through patient-focused, innovative products. The Company is headquartered in Dublin, Ireland with operations in St. Louis, Missouri and Lyon, France.

Safe Harbor

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to statements related to the proposed Offering, including the expected principal amount and terms of the Notes, and the expected use of the net proceeds from the proposed Offering. The words “will,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions, and the negatives thereof, identify forward-looking statements, each of which speaks only as of the date the statement is made. Although we believe that our forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, our business is subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and our results of operations will not differ materially from the results contemplated in such forward-looking statements. These risks include: (i) risks and uncertainties relating to the proposed Offering, including: risks and uncertainties relating to market conditions; whether the Issuer will be able to consummate the proposed Offering at the anticipated size or on the anticipated terms, or at all; the satisfaction of closing conditions related to the proposed Offering; and risks related to the application of the net proceeds, if any, from the proposed Offering; (ii) risks relating to our license agreement with Serenity Pharmaceuticals, LLC including: that consumer purchases of Noctiva are subject to risks related to reimbursement from government agencies and other third parties; that our internal analyses may overstate the market opportunity in the United States for the drug desmopressin acetate (the “Drug”) or we may not effectively exploit such market opportunity; that significant safety or drug interaction problems could arise with respect to the Drug; that we may not successfully increase awareness of nocturia and the potential benefits of the Drug; failures by the third-party supplier to deliver sufficient quantities of the Drug would have a material adverse effect on our business; that we may be unable to adequately protect or enforce the intellectual property rights relating to the Drug; that the costs to commercialize the Drug could exceed our estimates or such costs may not provide the intended results; and that the need for management to focus attention on the development and commercialization of the Drug could cause our ongoing business operations to suffer; and (iii) the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016, in particular under the captions “Forward-Looking Statements” and “Risk Factors,” including without limitation: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®,Vazculep® and Akovaz® products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our “unapproved-to-approved” strategy, or that competitors could complete the development of such products and apply for FDA approval of such products before us; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery technologies and other products; and our dependence on key personnel to execute our business plan.

Except as may be required by law, we disclaim any obligation to publicly update any forward-looking statements to reflect events after the date of this press release.

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Contacts:	Michael F. Kanan
Chief Financial Officer
Phone: (636) 449-1844
Email: mkanan@avadel.com

Lauren Stival
Sr. Director, Investor Relations & Corporate Communications
Phone: (636) 449-5866
Email: lstival@avadel.com